Exhibit 99.1

MicroVision Announces Expected Fourth Quarter 2017 Revenue of $2.4 Million to $2.7 Million

Full year 2017 revenue expected to be in the range of $10.7 million to $11.0 million

REDMOND, Wash.--(BUSINESS WIRE)--January 18, 2018--MicroVision, Inc. (NASDAQ: MVIS), a leader in innovative ultra-miniature projection display and sensing technology, today announced that it expects revenue for the fourth quarter of 2017 in the range of $2.4 million to $2.7 million and full year 2017 revenue in the range of $10.7 million to $11.0 million.

The fourth quarter 2017 revenue is made up primarily of contract revenue. MicroVision had planned to recognize $4.3 million of product revenue during the fourth quarter by completing the remainder of a previously announced $6.7 million order for its small form factor display engine PSE-0403-103. The customer, however, requested a deferment in taking receipt of the engines until 2018. MicroVision plans to ship a majority of the engines remaining on this order in the first quarter of 2018 and the balance in the second quarter.

MicroVision will discuss its financial and operating results for the fourth quarter and full year 2017 on a conference call later this quarter.

Results are Preliminary

As MicroVision has not completed its quarter and year-end fiscal close process and the audit of its 2017 financial statements is not complete, the revenue expectations presented in this press release are preliminary, and, therefore, may change due to final year-end closing adjustments. The preliminary financial results discussed in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the fourth quarter and full fiscal-year 2017, and have not been audited, reviewed or compiled by our independent registered accounting firm.

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature laser projection and sensing solution for mobile consumer electronics, automotive head-up displays and other applications. MicroVision’s patented technology is a single platform that can enable projected displays, image capture and interaction for a wide array of future-ready products in this rapidly evolving, always-on world. Extensive research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and has been included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Wash.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/MicroVisionInc or follow MicroVision on Twitter at @MicroVision.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to expected revenue, timing of shipment of products, future products and product applications and features, and those containing words such as “expects” and “plans” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: final revenue numbers may differ from the preliminary results provided above, our ability to raise additional capital when needed; products incorporating our PicoP display engine may not achieve market acceptance, commercial partners may not perform under agreements as anticipated, we may be unsuccessful in identifying parties interested in paying any amounts or amounts we deem desirable for the purchase or license of IP assets, our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

CONTACT:
MicroVision, Inc.
Investors:
Dawn Goetter, 425-882-6629
ir@microvision.com
or
Media:
Heather Hewitt, 732-212-0823
heatherh@lotus823.com